CHARTER FOR THE CORPORATE GOVERNANCE AND
HUMAN RESOURCES COMMITTEE

OF

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Adopted by Electrameccanica Vehicles Corp. Board of Directors on this ____ day of December 2017.

CHARTER FOR THE CORPORATE GOVERNANCE AND
 HUMAN RESOURCES COMMITTEE

OF THE BOARD OF DIRECTORS
OF ELECTRAMECCANICA VEHICLES CORP.

PURPOSE

The Corporate Governance and Human Resources Committee (the “Committee”) of Electrameccanica Vehicles Corp. (the “Corporation”) is responsible for:

1.
Developing the Corporation’s approach to Board of Directors (the “Board”) and corporate governance issues;

2.
Helping to maintain an effective working relationship between the Board and Management;

3.
Exercising, within the limits imposed by the by-laws of the Corporation, by applicable laws, and by the Board, the powers of the Board for the management and direction of the affairs of the Corporation during the intervals between meetings of the Board;

4.
Reviewing and making recommendations to the Board for the appointment of Senior Executives (defined below) of the Corporation and for considering their terms of employment;

5.
Reviewing succession planning, matters of compensation (including design of Remuneration (defined below) and benefit plans);

6.
Recommending awards under the Corporation’s long term and short-term incentive plans;

7.
Assuming the role of administrator, whether by delegation or by statute, for the corporate-sponsored registered pension plans and the Supplementary Executive Retirement Plan (the “Plans”) of the Corporation and its wholly-owned subsidiaries and any future, additional or replacement plans relating to the Plans; and

8.
Subject to any power (a) conferred to the Committee under the Corporation’s by-laws or any applicable laws, rules or regulations (including those of any stock exchange), or (b) otherwise assigned to the Committee by resolution of the Board, the Committee shall have no decision-making authority other than as specifically contemplated in this Charter.

INTERPRETATION

For the purpose of this Charter:

"Senior Executives" means senior executives of the Corporation, namely the Chief Executive Officer (the “CEO”), Executive Vice-Presidents, the Chief Financial Officer, and other direct reports of the CEO.

“Remuneration” includes:

1.
Changes in individual salaries and salary ranges, or the basis for establishing salary levels;

2.
Individual bonus payments and the basis for these payments, including performance against established objectives and targets; and

3.
Individual long term and short-term incentive grants, including stock options, stock purchase and rights grants and the basis for these grants. All other capitalized terms are as defined in the Mandate of the Board.

MEMBERSHIP

1.
The Committee shall consist of not fewer than three directors all of whom will be Independent Directors, as defined Rule 5605 (b)(1) of the NASDAQ OMX Group Company Guide;

2.
All members of the Committee shall have a working familiarity with basic board and corporate governance, human resources, Remuneration, and pension-related practices;

3.
Members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board. If a chairman is not appointed by the Board, the members of the Committee will select its chairman (the “Chairman”);

MEETINGS

1.
The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

2.
Meetings of the Committee may be called by its Chairman or the chairman of the Board; provided that if the Committee is to exercise Executive Functions, such meetings may be called by order of the chairman of the Board, the Chairman or at the request of the President and CEO and only if, in the opinion of the chairman of the Board, the Chairman or the President and CEO, an urgent situation has arisen.

3.
The chairman of the Board, or in his absence, the Chairman shall preside at all meetings of the Committee in which Executive Functions are exercised.

4.
Minutes of all meetings of the Committee shall be maintained and submitted as soon as practicable to the Board.

5.
The Committee will report to the Board on the Committee’s activities at the Board meeting following each Committee meeting. A majority of Committee members shall constitute a 3 out of 4 quorums; provided that quorum for all meetings at which Executive Functions are exercised shall be four members of the Committee.

6.
The members of the Committee shall have the right, for the purposes of discharging the powers and responsibilities of the Committee, to inspect any relevant records of the Corporation and its subsidiaries and to meet with Senior Executives or other employees as they deem appropriate.

7.
The Committee shall also have the right to hire independent counsel and other advisors at the Corporation’s expense, if necessary, to carry out its duties. At the request of the Committee, any member of management may attend the meetings of the Committee. The Committee shall meet at least annually to review the compensation of Senior Executives.

RESPONSIBILITIES AND DUTIES

The Committee shall - With respect to Board and corporate governance matters:

1.
Review and report to the Board annually on the size, composition, and profile of the Board (age, geographical representation, disciplines, independence, etc.). In its review of the size of the Board, the Committee will evaluate the impact of the number of Board members upon its effectiveness and, if required, implement a program to modify the number of directors to facilitate more effective decision making;

2.
Develop and review periodically standards to be applied in making determinations as to the presence or absence of material relationships between a director and the Corporation;

3.
Recommend suitable candidates for nominees for election or, when vacancies occur, appointment as directors, and specify which of the criteria established by the Board form the basis of each recommendation;

4.
review and recommend to the Board any changes it considers necessary or desirable with respect to the committees, the ability of any committee to delegate any or all of its responsibilities to a sub-committee of that committee and the process by which each committee reports to the Board;

5.
Establish and update the Corporation’s Code of Ethics and Business Conduct;

6.
Review annually the continued compliance, by nominees to the Board to be named in management's proxy circular for re-election, with the criteria underlying the appointment of each director;

7.
Review annually:

(a)
Compliance by Board members and executive officers with the Corporation’s Code of Ethics and Business Conduct;

(b)
The competencies, skills, personal qualities, status, and contribution of members to the effective operation of the Board and committees of the Board; and

(c)
The performance of the Board and its committees, including this Committee, and report to the Board thereon. This report, where appropriate, will include an assessment of the areas in which the Committee believes a better contribution could be made and recommendations to improve the performance of the Board, its members, and its committees;

8.
Review from time to time director tenure, succession, and the number of boards on which directors may sit and propose amendments to the Board guidelines with respect thereto as appropriate;

9.
Conduct an annual review of directors' compensation for Board and committee service and recommend changes where appropriate to ensure that compensation adequately reflects the responsibilities assumed;

10.
In conjunction with the chairman of the Board, recommend to the Board the membership and chairmen of the committees of the Board after considering the skills, preferences and availability of individual Board members, as well as the appropriateness of periodically rotating committee members;

11.
Recommend to the Board the Mandate of the Board and position descriptions for the chair of the Board as well as the chairs of each committee of the Board and periodically review the foregoing;

12.
Review annually the Board/management relationship and recommend to the Board structures and procedures to ensure that the Board can function independently of management;

13.
Advise the chairman of the Board on the disposition of a tender of resignation which a director offers or is expected to offer: (a) when such director retires or changes the position held when he/she joined the Board; (b) when such director is in a position of conflict of interest; or (c) when one or more of the criteria underlying the appointment of such director are no longer met;

14.
Review and report to the Board on the accuracy and completeness of disclosure (other than financial) as well as the process by which information was obtained for the disclosure to be contained in the Corporation's periodic public disclosure documents, as required by any applicable exchange or regulator or best practices;

15.
Review the Corporation’s approach to governance issues, revise the Corporation’s corporate governance guidelines and such other matters relating to corporate governance as the Committee may consider suitable or the Board may specifically direct;

16.
As part of the review of the Corporation’s public disclosure documents, review the management proxy circular and annual information form and report to the Board thereon;

17.
Ensure that the Corporation adopts suitable policies regulating communication with shareholders, the investment community, members of the media, governments and organizations, employees, and the greater public;

18.
Ensure that the Corporation adopts suitable policies relating to insider trading;

19.
Review and approve, from time to time, an appropriate orientation and education program for new members of the Board and continuing education program for all Board members. The Committee shall ensure that prospective candidates Board membership have received the appropriate information to permit them to fully understand the role of the Board and its committees, the contributions expected from individual directors, as well as a general understanding of the nature and operations of the Corporation’s business;

20.
Review periodically corporate preparedness for change of control transactions such as take-over bids or other forms of significant reorganization transactions; and

21.
Subject to applicable law and the articles and by-laws of the Corporation, be responsible for administering all policies and practices of the Corporation with respect to the indemnification of directors by the Corporation and approving all payments made pursuant to such policies and practices.

With respect to employees, policies, and practices of the Corporation:

1.
Make recommendations to the Board for the appointment of the CEO and the corporate objectives which the CEO is responsible for meeting, assess the CEO against these objectives and report to the Board thereon, and monitor the CEO's performance;

2.
Having regard for competitive position, internal equity, and individual performance, annually review and recommend to the Board for approval the appointment and Remuneration of the Senior Executives provided, however, that any director has right of access to more detailed information beyond that contained in such recommendation;

3.
Annually review and approve the Remuneration of corporate officers (other than the Senior Executives) and the Remuneration of all other employees of the Corporation on an aggregate basis, having regard for competitive position and internal equity and report to the Board thereon. The report to the Board shall provide, on an aggregate basis, the Remuneration approved by the Committee of such corporate officers and the adjustment to salary ranges for all other employees. The Committee has authority to retain independent consultants to provide advice and counsel on total compensation policy matters;

4.
Review and recommend to the Board for approval any special employment contracts including, retiring allowance agreements or any agreement to take effect in the event of termination or change in control affecting the Senior Executives and corporate officers of the Corporation;

5.
Review and report to the Board, annually, on the appropriateness of the current and future organizational structure of the Corporation and plans for the succession of the Senior Executives (including the appointment of Senior Executives and the review of plans in respect of unexpected incapacitation of the CEO or other key Senior Executives);

6.
Compare periodically, the total Remuneration and its main components of the Senior Executives of the Corporation with the Remuneration practices of similar companies in similar industries;

7.
Review the total compensation practices of the Corporation on an annual basis;

8.
Review and monitor the executive development programs of the Corporation;

9.
Annually review long range plans and personnel policies for recruiting, developing and motivating employees of the Corporation;

10.
Assess the directors and officer’s insurance of the Corporation and make recommendations for its renewal or amendment or the replacement of the insurer;

11.
Review policies and practices of management of the Corporation respecting the Corporation’s compliance with applicable legal prohibitions, disclosure requirements or other requirements on making or arranging for personal loans to directors and Senior Executives or amending or extending any such personal loans or arrangements; and

12.
Fulfill the obligations assigned to the Committee pursuant to any Remuneration plans approved by the Board.

With respect to the Short-Term Incentive Plan, Director Share Unit Plan, Performance Conditioned Restricted Share Unit Plan, Performance Share Unit Plan and any future, additional or replacement plans relating thereto (the "Plans"):

1.
Review and recommend to the Board the approval of any new Plan, any proposed amendments to the Plans, as well as the granting of rights thereunder;

2.
Review and recommend to the Board for approval the granting of options in accordance with the terms of existing plans;

3.
Review and recommend to the Board for approval the waiver of any termination provisions of the Plans for Senior Executives who cease employment with the Corporation;

4.
Administer all other matters related to the Plans to which the Committee has been delegated authority pursuant to the Plans; and

With respect to the corporate sponsored pension plans and the Supplementary Executive Retirement Plans of the Corporation and its wholly-owned subsidiaries, if any, and any future, additional or replacement plans relating to said plans (the “Plans”):

1.
Review and recommend to the Board the approval of any new Plan;

2.
Review and approve any proposed amendments to governance structure or design of benefits or any material agreement entered into pursuant to said plans, except for those plans that require Board approval for such amendments in which case the Committee will make a recommendation to the appropriate Board of the MagneGas entity whose pension plan is proposed to be amended thereon;

3.
Approve and amend a statement of Investment Policies and procedures for each Plan;

4.
Supervise management’s review and implementation of funding assumptions and methods, actuarial valuation and contributions;

5.
Determine all questions of interpretation and application of the Plans and any document or agreement written or entered pursuant to the Plans;

6.
Approve changes to funding policy recommended by management;

7.
Make recommendations to the Board for approval of the Code of Ethics and Business Conduct Policy for plan administrators;

8.
Approve any master trust arrangement to commingle assets of the Plans for greater efficiency, diversification, and opportunity of investment, determine its appropriateness for the management of the assets of the Plans and make arrangements for plans of an affiliate of the Corporation to participate in the master trust when such participation has been formally approved by such affiliate;

9.
Approve, maintain, and modify an external investment management structure;

10.
Select, appoint, and replace, when deemed necessary, the actuaries, the custodians/trustees/record keepers, the investment managers and the investment advisors;

11.
Select and modify, when deemed necessary, the investment options offered to participants of defined contribution arrangements;

12.
Monitor the performance of the funds on a quarterly basis, using such measures and standards as it may consider appropriate, and compliance with the Investment Policies;

13.
Monitor the performance and continued suitability of the investment managers, each investment manager’s compliance with the Investment Policies and their respective investment mandates; and

14.
Report to the Board as needed (but at least annually) on fund performance.

GENERAL

The Committee shall:

1.
Review such other matters relating to corporate governance, nomination, human resources, compensation, and benefit plans as, from time to time, the Committee may consider suitable or the Board may specifically direct;

2.
Meet at least annually with management to review the execution of the responsibilities delegated to it by the Committee; and

3.
Consider and, if it deems advisable, approve, any contemplated charitable donation by the Corporation to organizations with which a director is affiliated, after consideration of any impact that such donation may have on director independence and whether such donations may be considered a form of director compensation.

The Committee may:

1.
Delegate any or all its responsibilities to a sub-committee;

2.
Exercise the Executive Functions. All decisions of the Committee pursuant to the exercise of the Executive Functions shall be subject to revision, alteration, or rescission by the Board, provided that the rights or interests of third parties are not prejudicially affected or invalidated thereby; and

3.
Through its Chairman, evaluate and, if deemed appropriate, approve any requested engagement by individual directors of outside advisors at the Corporation's expense.